Exhibit 10.3
ANNEX I
COMMERCIAL LETTER OF CREDIT AGREEMENT
           Reference is made to the General Financing Agreement dated as of August 24, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used herein have the meanings ascribed to them in the Agreement unless otherwise defined herein) by and between The Talbots, Inc. (the “Borrower”) and Mizuho Corporate Bank, Ltd. (the “Bank”). In regard to any commercial Letter of Credit issued by the Bank for the account of the Borrower pursuant to the Agreement (herein called a “Credit”), the Borrower hereby agrees with the Bank as follows:
          (a) The Borrower will pay to the Bank an amount in US Dollars sufficient to pay each of the drafts in respect of any Credit, together with all other amounts owing to the Bank in connection therewith, (a) on demand in the case of sight drafts, (b) on maturity in the case of dollar time drafts and (c) at such time before maturity as the Bank may require in the case of time drafts in a foreign currency. In the case of drafts in foreign currency, such payments shall be in US Dollars at the current rate of exchange for cable transfers, provided that, in any case, the Borrower may offer and the Bank may, at its sole option, accept as means of payment first-class bankers' bills of exchange in the amount and currency of the draft bearing the endorsement of the Borrower. If the Bank is not reimbursed by the Borrower for amounts paid under a Credit by the close of business on the day of payment by the Bank, the Borrower will pay interest on the amount due (a) from the date of such payment through the second Business Day thereafter, at the rate quoted by the Bank to dealers in the New York Federal Funds market for overnight borrowings (the “federal funds rate”) and (b) on and after the third Business Day thereafter until reimbursement, at a rate equal to 2% per annum plus the higher of (i) the rate publicly announced by the Bank from time to time as its “base”, “reference” or “prime” rate and (ii) the federal funds rate.
          (b) The Bank shall be and remain the owner of all goods and merchandise shipped relating to any of the drafts or any Credit and all documents of title relating thereto and all documents attached to the drafts and the goods and merchandise covered thereby and all goods and merchandise and documents coming into the possession or control of the Bank or its correspondents or agents in connection with any of the drafts or any Credit and of all proceeds thereof and title thereto shall vest and remain in the Bank until payment of all Obligations of the Borrower. The Borrower will procure all licenses required for the import, export or shipping of the aforesaid goods and merchandise and will comply with all foreign and domestic laws and regulations with respect thereto. The Borrower shall be chargeable with all risk, loss, liability, costs, expenses and charges with respect to the merchandise, including, without limitation, those of shipment, entry, storage, care, handling, manufacture and disposal, and the Borrower will indemnify and save the Bank harmless therefrom. The Bank may at any time, whenever it may deem the same advisable or proper for its protection, either before or after maturity of any of the Obligations, exercise any or all of its rights of ownership, including the right of possession and sale or other disposal, either with or without notice, without liability to, and entirely at the expense of, the Borrower and without relieving the Borrower from any Obligations, and the Borrower shall in no event have any property rights in the said goods and merchandise or documents or proceeds, as purchaser, owner or otherwise, during such period of ownership by the Bank, and shall have no rights against the Bank other than that of a creditor for any excess proceeds in the hands of the Bank after all charges and expenses and all obligations of the Borrower have been paid and all other Obligations of the Borrower have been secured in a manner satisfactory to the Bank to reimburse the Bank for all amounts due and owing to it and otherwise to indemnify and save it harmless. Any sale by the Bank may be made at any broker's board or public or private sale, with or without notice of advertisement, for cash or credit and for present or future delivery.
          (c) The users of any Credit and the drawers of any of the drafts shall be deemed to be the agents of the Borrower and the Borrower shall assume all risk, loss, liabilities, charges, costs and expenses with respect to their acts or omissions and also with respect to any error, delay, misdelivery or loss in transmission of telegrams, cables, letters or other communications or documents or items forwarded in connection with the drafts or any Credit, and the Borrower shall not be relieved from any Obligations nor shall the terms hereof be affected by any thereof. Delivery to the Bank or its correspondents or agents of any certificates or documents purporting to comply with the requirements of any Credit or instructions of the Borrower shall be sufficient evidence of the validity, genuineness and sufficiency thereof and of the good faith and proper performance of the shippers, drawers and users of any Credit, their agents and assignees, and the Bank and its correspondents and agents may, without further investigation and regardless of any notice or information to the contrary (unless otherwise ordered by a court of competent jurisdiction), rely and act thereon without liability or responsibility with respect thereto or with respect to the correctness or condition of any shipment or merchandise to which the same may relate. No acceptance or payment of overdrafts or irregular drafts or of drafts with irregular documents attached and no substitution of property and no extension of any time limit specified in any Credit or instructions of the Borrower shall, if assented to or approved by the Borrower, impair any rights of the Bank hereunder. In case of variation between the documents called for by any Credit or instructions of the Borrower and the documents accepted by the Bank or its correspondents or agents, the Borrower shall be conclusively deemed to have waived any right to object to such variation with respect to any action of the Bank or its correspondents or agents relating to such documents and to have ratified and approved such action as having been taken at the direction of the Borrower unless the Borrower immediately upon receipt of such documents or upon knowing of such variation promptly (but in any event within 30 days) files an objection with the Bank in writing. The Bank shall not be liable for any delay in giving, or failure to give, notice of the arrival of any goods or any other notice, or for any error, neglect or default of any of its correspondents or agents or any shipper, carrier, bailee or insurer; nor shall the Bank be responsible for the non-fulfillment of any requirement of any Credit that drafts bear appropriate reference to any Credit or that the amount of any draft be noted on the reverse of any Credit or that the Credit be surrendered or taken up or that documents be forwarded apart from any drafts, and the Bank or its correspondents or agents may, if they see fit, waive any such requirements.

           The Bank shall not be responsible for (a) verifying the existence of any act, condition or statement made by any beneficiary (or any transferee) in relation to any drawing or presentment under a Credit, (b) verifying the type, quantity or condition of any goods or merchandise shipped to which any draft or Credit relates, (c) the validity or genuineness of certificates or other documents delivered under a Credit even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged, (d) any breach of contract between any beneficiary (or any transferee) and the Borrower, (e) any consequences beyond the Bank's control or (f) any act or omission of the Bank or its correspondents or agents so long as the Bank acts in good faith without gross negligence.
           (d) Any Credit or instructions of the Borrower may, in the discretion of the Bank or its correspondents or agents, be interpreted by them in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Credit or instructions of the Borrower is available or the drafts are drawn or negotiated. The Bank and its correspondents and agents may accept and act upon the name, signature, or act of any Person purporting to be the administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, legal representative, or any other Person succeeding or purporting to succeed de facto or de jure to the powers, rights or privileges of any Person designated in any Credit or instructions of the Borrower in the place of the name, signature, or act of such Person. Except where the Borrower shall give the Bank directions in writing to the contrary, the Bank and its correspondents and agents may honor drafts relating to shipments in excess of the quantity called for in any Credit or instructions of the Borrower (it being agreed and understood that the liability of the Borrower to reimburse the Bank for payments made or obligations incurred on such drafts shall be limited to the amount of the Credit or the amount specified in the instructions of the Borrower). Unless otherwise specified in any Credit or instructions of the Borrower, the Bank and its correspondents and agents may accept as "bills of lading" any documents acknowledging receipt by the carrier for transportation.
           (e) Any action taken, and any inaction or omission, by the Bank or any of its correspondents and agents in connection with any Credit or any instructions of the Borrower or any drafts or any related documents or merchandise, shall, if in good faith, conclusively be deemed to be authorized by the Borrower, whether expressly so or not, and any such action, inaction or omission shall be binding on the Borrower and shall not result in any liability of the Bank or any of its correspondents or agents relating thereto. The Borrower will indemnify the Bank and its correspondents and agents and each of their respective officers, directors, employees and advisors and defend and hold them harmless from and against any and all liabilities, obligations, claims, damages, losses, penalties, actions, suits, costs, expenses and disbursements (including counsel fees and charges) of any kind or nature whatsoever which they may sustain or incur or be charged with by reason or in consequence of the issuance of any Credit, the payment or acceptance of any draft, the refusal or failure to pay or to accept any draft, or any action or inaction in connection with any Credit, instructions of the Borrower, drafts or related documents or goods and merchandise, or any action or inaction in reliance upon the provisions hereof.

Without limitation by reason of the foregoing, the Borrower further agrees that in case of issue by the Bank, at the request of the Borrower, of an agreement to indemnify a steamship or other carrier from loss sustained by reason of its compliance with a request by the Bank that such carrier deliver goods and merchandise relating to any drafts without surrender of a duly endorsed bill of lading or similar document, the Borrower will indemnify and hold the Bank harmless from any and all claims which may be made against the Bank by reason of the Bank’s having given such indemnity agreement. The Borrower also agrees that upon receipt of the bill of lading or similar document the Borrower will obtain a written cancellation of such indemnity agreement from the carrier or its agents. The Borrower also hereby waives the requirements of the related Credit, if any exists, and authorizes the Bank to accept or to pay or to accept and to pay any drafts and/or demands made on the Bank, with or without the related documents pertaining to such merchandise.
           (f) The obligations of the Borrower hereunder shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation: (i) any lack of validity or enforceability of the Agreement, any other Credit Document or any other agreement, instrument or other document executed in connection with any of the foregoing; (ii) any amendment or waiver of, or any consent to departure from, any of the foregoing; (iii) the existence of any claim, set-off , defense or other right which the Borrower may have at any time against any beneficiary (or any Person for whom any beneficiary may be acting), the Bank, or any other Person whether in connection with the Agreement or any other Credit Document, the transactions contemplated herein or therein, or any unrelated transactions; (iv) any statement or any other document presented under any Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (v) payment by the Bank at any time under any Credit against presentation of a draft or certificate which does not comply with the terms of any Credit or by a Person not then authorized to draw under any Credit; (vi) the automatic extension of the expiration date of any Credit or (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
          IN WITNESS WHEREOF, the Undersigned has caused this Letter of Credit Agreement to be duly executed as of the date set forth below.

Date: July 31, 2008

By: /s/ Edward L. Larsen
Name: Edward L. Larsen
Title: Chief Financial Officer and Treasurer